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                                                                  EXHIBIT 10.16

                     CONSULTING AND NONCOMPETITION AGREEMENT

      This Consulting and Noncompetition Agreement ("Agreement") is made as of May 23, 2001 by and between Goran Capital Inc., a Canadian corporation, for itself and on behalf of all of its affiliates except Symons International Group, Inc., an Indiana corporation ("SIG") (collectively, "Goran") and Acceptance Insurance Companies Inc., a Delaware corporation, for itself and on behalf of all of its affiliates and assignees (collectively, "Purchaser"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of May 23, 2001 by and among Goran, SIG, IGF Holdings, Inc., an Indiana corporation ("IGFH"), IGF Insurance Company, an Indiana insurance corporation ("IGF"), Acceptance and others.

      WHEREAS, pursuant to the Asset Purchase Agreement the Sellers sold and Purchaser purchased certain assets associated with the Business;

      WHEREAS, Goran is highly knowledgeable regarding the Business, has been involved in the direction and conduct of the Business for more than five years and is also highly knowledgeable regarding the Business of Sellers as generally conducted by them throughout the 2001 MPCI Crop Year and the 2001 Crop Hail Year (the "Sellers Business");

      WHEREAS, Purchaser desires to induce Goran to provide Purchaser certain consulting services between the Closing and the third anniversary date of the Closing;

      WHEREAS, Purchaser desires to induce Goran not to engage in the Business in any form prior to the third anniversary date of the Closing; and

      WHEREAS, Goran and Purchaser jointly desire that Goran receive reasonable compensation (i) for its provision of consulting services to Purchaser and (ii) for agreeing not to engage in the Business in any form prior to the third anniversary date of the Closing.

      NOW, THEREFORE, Goran and Purchaser hereby agree as follows:

      1.    CONFIDENTIAL INFORMATION.

            (a)   Goran acknowledges that:

                  (i) The Business is a specialized form of insurance in a
            national market not capable of geographic description or limitation; and

                  (ii) Because of the nature of Goran's knowledge, experience and relationships with respect to the Business, Goran has and will continue to receive, conceive, originate, discover or develop, information and data not generally known in the insurance industry and not freely available to persons who are not providing services to Sellers, regarding Sellers' agents, reinsurers, underwriting practices and experience, business operations, legal and regulatory affairs, business opportunities, procedures, policies, products, services, customer lists, financial data, pricing, trade secrets, management, market research and forecasts, product development, marketing strategy and activities and other operations,

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            plans and perspectives of Sellers (collectively, "Confidential
            Information"). All such Confidential Information pertaining to the Business which is received, conceived, originated, discovered or developed at and before Closing shall be deemed "Proprietary Confidential Information" for purposes of this Agreement. All such Confidential Information other than Proprietary Confidential Information regardless of when received, conceived, originated, discovered or developed shall be deemed "Nonproprietary Confidential Information" for purposes of this Agreement.

            (b) Goran agrees that it will not use or disclose Proprietary Confidential Information at any time during or after termination of this Agreement and that it shall not use or disclose Nonproprietary Confidential Information at any time during the term of this Agreement.

      2.    NONCOMPETITION.

            (a) From the Closing until the third anniversary date of the Closing, Goran will not directly or indirectly:

                  (i) solicit, divert or interfere with any business, financial, insurance or other relationships which Sellers had, with respect to the Business, prior to Closing with any customer, agent, employee, vendor or reinsurer of Sellers prior to Closing, and which relationship Purchaser has not terminated; or

                  (ii) induce or attempt to induce any customer, agent,
            employee, vendor or reinsurer of Sellers, with respect to the Business immediately prior to Closing, to terminate, reduce or alter their relationship with Purchaser in any way detrimental to Purchaser; or

                  (iii) compete with Purchaser as an employer, agent, owner, resource, consultant or advisor to any entity providing products, services or advice directly related to any agricultural production risk or otherwise conducting Business.

            (b) Notwithstanding any other provision of this Agreement or any other contract, agreement or understanding of any kind whatsoever, Goran shall automatically and immediately forfeit all consideration paid or to be paid to it by Purchaser under this Agreement if it enters into any business, employment or other arrangement or activity that is detrimentally competitive the Business purchased by Purchaser pursuant to the Asset Purchase Agreement, or injurious to the financial interests of the Business purchased by Purchaser pursuant to the Asset Purchase Agreement, at any time prior to the third anniversary date of the Closing.

      3. CONSULTING SERVICES. Goran hereby agrees to be available to Purchaser as reasonably requested by Purchaser, but in no event for more than 20 hours in any given calendar month, for the provision of consulting services related to the operation of the Business commencing on the date of the Closing and continuing until the third anniversary date of the Closing (the "Consulting Term").

      4. ADDITIONAL PAYMENT. For and in consideration of Goran's execution, delivery and performance of this Agreement and subject to Paragraph 2 of this Agreement, Purchaser will pay Goran Four Million Five Hundred Thousand Dollars ($4,500,000) at Closing.


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      5. ASSIGNMENT AND BINDING EFFECT. Goran may not transfer in any manner any right to receive any portion of the consideration stated in Paragraph 4 of this Agreement ("Consideration"). Goran hereby consents to Purchaser's assignment of all of Purchaser's rights and obligations under this Agreement to any of Purchaser's affiliates or successors. This Agreement shall be and remain binding upon Goran and shall inure to the benefit of any successors in interest and assigns of Purchaser.

      6. REMEDIES. Goran and Purchaser agree the restrictions contained in paragraphs 1 and 2 under this Agreement are necessary for the protection of the legitimate business interests and goodwill of the Business purchased by Purchaser pursuant to the Asset Purchase Agreement, and Goran considers such restrictions to be reasonable for such purposes. Goran agrees that any breach of paragraph 1 or 2 will cause Purchaser substantial and irrevocable damage. In the event of any such breach, in addition to such other remedies as may be available, including the recovery of damages, Purchaser shall have the right to injunctive relief to restrain or enjoin any actual or threatened breach of the provisions of paragraphs 1 and 2. If Purchaser shall prevail in a legal proceeding to remedy a breach or threatened breach of this Agreement, Purchaser shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with such proceeding, in addition to any other relief it may be granted. No remedy conferred upon any party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and in addition to any other remedy given hereunder. The failure to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions. A waiver or failure to enforce by Purchaser on any one occasion is effective only in that instance, and will not be construed as a bar to, or waiver of, any right on any other occasion.

      7. APPLICABLE LAW. This Agreement, or any portion thereof, shall be interpreted in accordance with the laws of the State of Iowa, irrespective of the fact that Goran now is or may become organized in a different state or country.

      8. SEVERABILITY. If any provision(s) of this Agreement shall be held invalid or unenforceable, the validity and enforceability of all other provisions of this Agreement shall not be affected thereby.

      9. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and understandings between Goran and Purchaser concerning the subject matter hereof. When this Agreement becomes effective it shall contain the entire agreement of Purchaser and Goran relating to the subject matter hereof, and Purchaser and Goran will have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein.

      10. EFFECTIVENESS AND TERMINATION. This Agreement is conditioned upon and effective at Closing. If the Asset Purchase Agreement is terminated pursuant to its terms and conditions, this Agreement shall terminate concurrently with the Asset Purchase Agreement.


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Dated this 23rd day of May, 2001.

                                        GORAN CAPITAL INC.

                                        By: /s/ Alan G. Symons
                                           -------------------------------------
                                        Name: Alan G. Symons
                                             -----------------------------------
                                        Title: Vice Chairman
                                              ----------------------------------


                                        ACCEPTANCE INSURANCE COMPANIES INC.

                                        By: /s/ John E. Martin
                                           -------------------------------------
                                        Name: John E. Martin
                                              ----------------------------------
                                        Title: President and Chief Executive
                                               Officer
                                               ---------------------------------


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